UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2011 (December 19, 2011)

REGENCY ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-35262	16-1731691
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

2011 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (214) 750-1771

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 16, 2011, Regency Energy Partners LP (the “Partnership”) filed an 8-K announcing the adoption of the Regency Energy Partners LP 2011 Long-Term Incentive Plan (the “2011 Incentive Plan”), which provides for awards of options to purchase our common units, awards of our restricted units, awards of our phantom units, awards of our common units, awards of distribution equivalent rights (or DERs), awards of common unit appreciation rights, and other unit-based awards to employees and consultants of the Partnership, Regency GP LP (the “General Partner”), Regency GP LLC (the “Company”), a subsidiary or their affiliates, and the members of the Company’s board of directors. On December 19, 2011, the Compensation Committee of the Company’s Board of Directors unanimously approved the Form of Grant of Phantom Units with DERs. Under the Form of Grant, phantom unit awards will vest 1/5 each year beginning on December 5, 2012, upon the death or disability of an employee or upon a change of control (as defined in the 2011 Incentive Plan).

Exhibit No.	Description

4.1	Regency Energy Partners LP 2011 Long-Term Incentive Plan.

4.2	Form of Grant of Phantom Units with DERs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: December 20, 2011	By:	/s/ PAUL M. JOLAS
Paul M. Jolas,
Executive Vice President, Chief Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Regency Energy Partners LP 2011 Long-Term Incentive Plan.

4.2	Form of Grant of Phantom Units with DERs.